UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2013 (April 1, 2013)

Spindle, Inc.

(Exact name of registrant as specified in Charter)

Nevada	333-145088	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18835 North Thompson Peak Parkway

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-335-7351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Effective April 1, 2013, Mr. Ashton Craig Page was elected to serve as a director on the board of directors (the "Board") of Spindle, Inc. (the "Company") in accordance with the terms and conditions of that certain Asset Purchase Agreement, dated March 1, 2013 (the “Agreement”), by and between the Company and MeNetwork, Inc. (“MeNet”), pursuant to which the Company agreed to allot one seat on the Board to a designee of MeNet upon the closing of the Agreement on March 20, 2013 for the remainder of the 2013 fiscal year.

Mr. Page has no family relationship with any of the officers or directors of the Company and, except as otherwise disclosed herein, there is no arrangement or understanding between Mr. Page and any third party pursuant to which he was selected as a director. Mr. Page is entitled to reimbursement for reasonable out of pocket expenses related to his service as a member of the Board, subject to the terms and conditions of the Company’s expense reimbursement policies.

Mr. Page has not had any transactions with the Company during the fiscal year ended December 31, 2012 through the present that would require reporting pursuant to Item 404(a) of Regulation S-K.

Mr. Page has not been appointed to a committee, although he may be so appointed in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Spindle, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: April 8, 2013	By:	/s/ William Clark
William Clark
President

3